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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported)  August 1 , 2002
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                           Omega Worldwide, Inc.
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           (Exact Name of Registrant as Specified in its Charter)

                                  Maryland
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               (State or Other Jurisdiction of Incorporation)


             0-23953                                    38-3382537
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     (Commission File Number)              (I.R.S. Employer Identification No.)


 1905 Pauline Boulevard, Suite 1, Ann Arbor, Michigan              48103
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      (Address of Principal Executive Offices)                  (Zip Code)


                               (734) 222-9640
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            (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)


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Item 5.    Other Events.

         On August 1, 2002, Omega Worldwide, Inc., a Maryland corporation ("Omega Worldwide"), Four Seasons Health Care Limited, a private limited company organized under the laws of England and Wales ("Four Seasons"), and Delta I Acquisition, Inc., a Delta corporation ("Delta Acquisition"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Four Seasons and Delta Acquisition will shortly commence a tender offer for all of the outstanding shares of common stock (the "Common Stock") of Omega Worldwide (including the associated preferred stock purchase rights) at a price equal to $3.32 per share. Following a successful completion of the tender offer, Delta Acquisition will be merged with and into Omega Worldwide, and each outstanding share of Common Stock, other than those held by Four Seasons and its subsidiaries, will be converted into the right to receive the same $3.32 price per share that will be offered in the tender offer. Acceptance of the tender offer by the holders of at least a majority of the outstanding shares of common stock of Omega Worldwide is a condition to the closing of the merger. Certain large stockholders and the directors and officers of Omega Worldwide holding approximately 40% of the outstanding shares of common stock of Omega Worldwide have agreed to tender their shares to Four Seasons or one of its affiliates. The transaction also involves, and is conditioned upon, inter alia, the cash purchase by Four Seasons of at least 90% of the shares of Principal Healthcare Finance Ltd. ("PHFL") not held by Omega Worldwide (which is approximately 67% of the outstanding shares of PHFL. Persons owning all of the outstanding shares of PHFL have entered into binding agreements to sell their interests to Four Seasons or one of its affiliates. The consummation of the transactions contemplated by the Merger Agreement is otherwise subject to customary conditions. A copy of the Merger Agreement is included as an exhibit to this report and is incorporated herein by reference. In addition, Omega Worldwide and Four Seasons have entered into an Option Agreement dated as of August 1, 2002 (the "Option Agreement") pursuant to which Omega Worldwide has granted Four Seasons the right, under specified circumstances, to acquire newly issued shares of Common Stock at a price of $3.32 per share in an amount not to exceed 19.8% of the number of outstanding shares of Common Stock on the date the option is exercised. A copy of the Option Agreement is included as an exhibit to this report and is incorporated herein by reference. Also, a copy of the press release announcing the entering into of the Merger Agreement is included as an exhibit to this report and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

       (c)      Exhibits.

       Exhibit No.   Document Description
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       2.1           Agreement and Plan of Merger, dated as of August 1, 2002,
                     by and among Four Seasons Health Care Limited, Delta I
                     Acquisition, Inc. and Omega Worldwide, Inc.

       10.1 Option Agreement, dated as of August 1, 2002, between Omega Worldwide, Inc. and Four Seasons Health Care Limited

       99.1          Press Release dated August 1, 2002


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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   OMEGA WORLDWIDE, INC.


Dated: August 6, 2002              By:  /s/  John Storey
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                                        Name:   John Storey
                                        Title:  Vice President and Sercretary